[EXHIBIT 21a TO COLONIAL GAS COMPANY
            FORM 10-K FOR YEAR ENDED DECEMBER 31, 1997]

                       Colonial Gas Company
                    Subsidiaries of Registrant


Subsidiaries:			Organized in:		Ownership:

(a)  Transgas, Inc.		Massachusetts		100%
(a)  CGI Transport Limited(b)	Canada			100%

(a)  Included in consolidated financial statements.
(b)  Owned by Transgas.


            [END OF EXHIBIT 21a TO COLONIAL GAS COMPANY
            FORM 10-K FOR YEAR ENDED DECEMBER 31, 1997]